UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2021, Liberty Global plc (“Liberty Global”) and its subsidiary, UPC Poland Holding B.V., a Dutch besloten vennootschap organised and existing under the laws of the Netherlands (“Seller”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Iliad S.A., a société anonyme organized and existing under the laws of France (“Iliad”), and its subsidiary, P4 sp. z o.o., a limited liability company (spółka z ograniczoną odpowiedzialnością) organized under the laws of Poland (“Purchaser”). Pursuant to the Purchase Agreement, the Seller will sell to the Purchaser 100% of Liberty Global’s operations in Poland through the sale of the entire issued share capital of UPC Polska Sp. z o.o., a limited liability company (spółka z ograniczoną odpowiedzialnością) organized under the laws of Poland (“UPC Poland”), for a total enterprise value of PLN 7,025 million (approximately $1.8 billion) on a U.S. GAAP basis, subject to customary debt and working capital adjustments at the closing of the transaction (the “Closing”). The cash proceeds of the transaction, net of debt repayment at the UPC bank group, to Liberty Global is currently expected to be approximately $600 million, to be determined at Closing in accordance with the adjustments set forth in the Purchase Agreement.

The Closing is subject to the satisfaction of certain conditions, including (i) antitrust clearance by the European Commission and/or the national antitrust authority in Poland, Prezes Urzędu Konkurencji i Konsumentów (UOKiK), as applicable, or the expiration of any required waiting periods under applicable antitrust laws and (ii) obtaining foreign investment clearance from the competent Polish authority, if applicable (the “Foreign Investment Condition”).

The Purchase Agreement contains certain termination rights for both the Seller and the Purchaser, including if the Closing has not occurred within twelve (12) months following the date of the Purchase Agreement (the “Long Stop Date”), which may be extended by a period not to exceed six (6) months, by notice from either the Seller or the Purchaser to the other party in writing, provided that, in the reasonable opinion of the party giving notice, the Closing conditions will be fulfilled in accordance with the Purchase Agreement prior to the extended Long Stop Date. Additionally, if the Foreign Investment Condition applies and is the only Closing condition not fulfilled on or before the extended Long Stop Date, then in certain circumstances either the Seller or the Purchaser may give notice to the other to further extend the initially extended Long Stop Date by a period not to exceed three (3) months.

The Purchase Agreement contains customary warranties, indemnities, and covenants by the Seller and the Purchaser, and Liberty Global and Iliad have each agreed to guarantee any payment obligations of the Seller and Purchaser, respectively. The covenants relate to, among other things, the conduct of UPC Poland during the period between the execution of the Purchase Agreement and the Closing and the completion of certain pre-Closing actions with respect to UPC Poland and its business. The Purchaser agrees to use its reasonable best efforts to obtain regulatory approvals in connection with the transactions contemplated by the Purchase Agreement. The Purchase Agreement also includes restrictions on Liberty Global and its affiliates, for a period of eighteen (18) months following the Closing, with respect to its ability to (i) compete with UPC Poland in connection with fixed line telecommunications, mobile telecommunications, pay television services (including by means of satellite telecommunications services), over the top (OTT) services, and certain other services in Poland, subject to certain exceptions; and (ii) solicit or hire certain employees, in each case, subject to certain exceptions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, UPC Poland and certain of Liberty Global’s affiliates will enter into certain ancillary agreements in connection with the transactions contemplated by the Purchase Agreement, including (i) a brand license agreement permitting UPC Poland to use certain intellectual property owned by a Liberty Global subsidiary, and (ii) transitional services agreements relating to certain transitional services to be provided following the Closing to and from Liberty Global and its subsidiaries, on the one hand, and UPC Poland, on the other hand.

Subject to satisfaction of the Closing conditions, including receipt of regulatory approvals, the Closing is expected to take place in the first half of 2022.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations and warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

2.1	Sale and Purchase Agreement, dated as of September 22, 2021, by and among Liberty Global, plc, UPC Poland Holding B.V., P4 sp. z o.o. and Iliad S.A.*

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K but will be provided to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: September 22, 2021